UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2007

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement for a Registrant.

On May 31, 2007, SunTrust Bank, our principal banking subsidiary, issued GBP 400,000,000 in aggregate principal amount of Registered Floating Rate Senior Bank Notes due 2012 (the “Floating Rate Notes”). SunTrust Bank pays interest on the Floating Rate Notes at the rate of 3-month GBP LIBOR plus 12 basis points. The Floating Rate Notes were issued to purchasers at a price of 100%, resulting in proceeds to SunTrust Bank, after dealer discount, of GBP 399,200,000. The Floating Rate Notes are not redeemable by SunTrust Bank (except in certain limited events) or subject to repayment at the option of the holder prior to maturity. The Floating Rate Notes will be listed on the Irish Stock Exchange.

The Floating Rate Notes were issued as part of the program established November 8, 2000 and amended on November 21, 2006 under which SunTrust Bank may offer up to USD $20 billion in senior and subordinated unsecured debt obligations. With the issuance of the Floating Rate Notes, the cumulative balance of outstanding notes under the program is equivalent to approximately USD $7,455,820,000.

Copies of the Amended and Restated Distribution Agreement and the Amended and Restated Global Agency Agreement relating to this program, under which the Floating Rate Notes were issued, have been filed as Exhibit 99.1 and 99.2, respectively, to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2006, the contents of which documents are incorporated into this Item 2.03 by reference. The Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 2.03 of this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Amended and Restated Distribution Agreement, dated November 21, 2006, among SunTrust Bank and the Distribution Agents named therein (incorporated by reference to Exhibit 99.1 to SunTrust’s Current Report on Form 8-K, dated December 20, 2006 and filed with the Securities and Exchange Commission on December 21, 2006).

99.2	Amended and Restated Global Agency Agreement, dated November 21, 2006, among SunTrust Bank, Deutsche Bank Trust Company Americas, Deutsche Bank AG, London Branch, and Deutsche International Corporate Services (Ireland) Limited (incorporated by reference to Exhibit 99.2 to SunTrust’s Current Report on Form 8-K, dated December 20, 2006 and filed with the Securities and Exchange Commission on December 21, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: May 31, 2007.	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President